Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Equity Incentive Plan of China 3C Group of our report dated December 1, 2005 with respect to the financial statements of Yiwu Yong Xin Communication Co., Limited and Hangzhou Wang Da Electronic Co., Limited as of December 31, 2004 included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

//Lichter, Yu and Associates

Lichter, Yu and Associates
San Diego, CA

April 7, 2006